Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:    Media Relations     CarolAnn Hibbard, 508.661.2264, news@ameresco.com
Investor Relations     Suzanne Messere, 508.598.3044, ir@ameresco.com

Ameresco Reports Third Quarter 2011 Financial Results

Third Quarter 2011 Financial Highlights:

•	Revenue of $227.8 million, an increase of 18.7% year-over-year

•	Net income of $12.4 million, an increase of 2.6% year-over-year

•	Net income per diluted share of $0.27

9 Month Year-to-Date 2011 Financial Highlights:

•	Revenue of $539.7 million, an increase of 23.0% year-over-year

•	Net income of $26.5 million, an increase of 25.9% year-over-year

•	Net income per diluted share of $0.58

FRAMINGHAM, MA - November 9, 2011 - Ameresco, Inc. (NYSE:AMRC) a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended September 30, 2011. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. These prepared remarks, including a supplemental document containing non-financial metrics frequently reported with quarterly results, have been posted to the “Investor Relations” section of the Company's website at www.ameresco.com.

Total revenue for the third quarter of 2011 was $227.8 million compared to $191.9 million for the same period in 2010, an increase of 18.7% year-over-year. Excluding the impact of the two acquisitions, organic revenue increased 10.4%. Operating income for the third quarter of 2011 was $16.4 million compared to $18.9 million in the third quarter of 2010, a decrease of 13.2% year-over-year. Third quarter 2011 adjusted EBITDA, a non-GAAP number, was $20.9 million compared to $24.4 million for the same period in 2010, a decrease of 14.4% year-over-year. Operating income and adjusted EBITDA for the third quarter were both affected by approximately $1.2 million in one-time charges. Net income for the third quarter of 2011 was $12.4 million compared to $12.0 million in the same period of 2010, an increase of 2.6% year-over-year. Third quarter 2011 net income per diluted share was $0.27 compared to $0.28 per diluted share in the same period of 2010. Diluted weighted average shares outstanding increased from 43.4 million in the third quarter of 2010 to 46.3 million shares outstanding in the third quarter of 2011 due principally to our initial public offering in July of 2010.

“Ameresco produced solid third quarter results driven by organic topline growth in energy efficiency,” stated George P. Sakellaris, president and chief executive officer of Ameresco. “We continue to see strong demand for our budget neutral solutions in several regions and are investing in those regions where we believe the opportunity is forthcoming. We are also very encouraged by the year-over-year increase in awarded projects which resulted in a book-to-bill ratio of 1.34 for the quarter. We believe our current pipeline activity positions us well for continued future growth.”

For the nine months ended September 30, 2011, Ameresco reported total revenue of $539.7 million, compared to $438.9 million for the same period in 2010, an increase of 23.0%. Excluding the two acquisitions, organic revenue increased 19.3%. Operating income for the first nine months of 2011 was $38.1 million compared to $33.5 million in the first nine months of 2010, an increase of 13.7% year-over-year. Adjusted EBITDA for the first nine months of 2011 was $49.7 million compared to $44.1 million in the first nine months of 2010, an increase of 12.6% year-over-year. Net income for the first nine months of 2011 was $26.5 million compared to $21.0 million in the first nine months of 2010, an increase of 25.9% year-over-year. Net income per diluted share was $0.58 for the first nine months of 2011 compared to $0.53 during the first nine months of 2010.

Additional Third Quarter 2011 Operating Highlights:

•	Revenue generated from backlog was $191.8 million for the third quarter of 2011, an increase of 16.2% year-over-year. Excluding acquisitions, organic revenue generated from backlog increased 10.4%.

•	All other revenue was $36.0 million for the third quarter of 2011, an increase of 33.9% year-over-year. Excluding acquisitions, all other revenue increased 10.0% organically.

•	Operating cash flows were $10.3 million for the third quarter of 2011.

•	Total construction backlog was $1.22 billion as of September 30, 2011 and consisted of:

•
$438.0 million of fully-contracted backlog, which represents signed customer contracts for installation or construction of projects that are expected to convert into revenue over the next 12-24 months on average; and

•	$782.4 million of awarded projects, which represents estimated future revenue for projects that are expected to be signed over the next 6-12 months on average.

•
The July 2011 acquisition of Applied Energy Group, a premier consulting company providing energy efficiency and demand side management services to utilities and government agencies in the Northeast, Mid-Atlantic, Midwest and other regions, strengthens Ameresco's leadership position within energy efficiency while expanding the offering to utility customers.

•
The August 2011 acquisition of APS Energy Services, a leading energy services company headquartered in Tempe, Arizona, which has been renamed Ameresco Southwest, strengthens Ameresco's presence in the Southwest region.

FY 2011 Guidance
Due to the acquisitions, Ameresco is raising revenue guidance for the fiscal year ending December 31, 2011. Ameresco now expects to earn total revenue in the range of $722 million to $727 million. The Company continues to expect that adjusted EBITDA will be in the range of $67 million to $70 million, and that net income will be in the range of $35 million to $37 million. Ameresco also expects that net income per diluted share for 2011 will be in the range of $0.75 to $0.79.

Webcast Reminder

Ameresco will hold its earnings conference call today, November 9th, at 8:30 a.m. Eastern Time with President and Chief Executive Officer, George Sakellaris, and Vice President and Chief Financial Officer, Andrew Spence, to discuss details regarding the Company's third quarter 2011 results, business outlook and strategy. Participants may access it by dialing domestically 888.713.4199 or internationally 617.213.4861. The passcode is 53021449. Participants are advised to dial-in at least ten minutes prior to the call to register. Those who wish to listen only to the conference call webcast may visit the "Investor Relations" section of the Company's website at www.ameresco.com.

Pre-Registration for the call is also available at:
https://www.theconferencingservice.com/prereg/key.process?key=PBKJA3QT9. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to adjusted EBITDA, which is a non-GAAP financial measure. For a description of this non-GAAP financial measure, including the reasons management uses this measure, please see the section following the accompanying tables titled "Exhibit A: Non-GAAP Financial Measures". For a reconciliation of adjusted EBITDA to operating income, the most directly comparable financial measure prepared in accordance with GAAP, please see Other Non-GAAP Disclosure in the accompanying tables.

About Ameresco, Inc.

Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, and renewable energy solutions for facilities throughout North America. Ameresco's services include upgrades to a facility's energy infrastructure and the development, construction and operation of renewable energy plants.  Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers.  With its corporate headquarters in Framingham, MA, Ameresco provides local expertise through its 59 offices in 34 states and five Canadian provinces. Ameresco has more than 850 employees. For more information, visit www.ameresco.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about backlog, estimated future revenues, adjusted EBITDA, net income and net income per share, as well as other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including demand for Ameresco's energy efficiency and renewable energy solutions; the Company's ability to arrange financing for its projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the timing of work Ameresco does on projects where it recognizes revenue on a percentage of completion basis; the effects of our recent acquisitions; seasonality in construction and in demand for its products and services; a customer's decision to delay the Company's work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in Ameresco's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission on March 31, 2011. In addition, the forward-looking statements included in this press release represent Ameresco's views as of the date of this press release. Ameresco anticipates that subsequent events and developments will cause its views to change. However, while Ameresco may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Ameresco's views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2010	2011
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,691,021	$31,734,749
Restricted cash	9,197,447	12,687,929
Accounts receivable, net	68,584,304	143,856,513
Accounts receivable retainage	18,452,777	18,562,244
Costs and estimated earnings in excess of billings	35,556,425	55,093,772
Inventory, net	6,780,092	8,323,380
Prepaid expenses and other current assets	8,471,628	10,216,107
Income tax receivable	2,511,542	9,504,152
Deferred income taxes	9,908,240	12,668,142
Project development costs	7,556,345	8,170,697
Total current assets	211,709,821	310,817,685
Federal ESPC receivable	193,551,495	236,595,684
Property and equipment, net	5,406,387	6,684,625
Project assets, net	145,147,475	169,092,913
Deferred financing fees, net	3,412,186	3,722,968
Goodwill	20,580,995	41,907,853
Intangible assets, net	—	13,221,000
Other assets	4,598,980	6,390,885
	372,697,518	477,615,928
	$584,407,339	$788,433,613

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$4,722,118	$11,115,586
Accounts payable	95,302,897	116,278,050
Accrued expenses and other current liabilities	12,517,671	12,260,683
Billings in excess of cost and estimated earnings	27,555,894	31,345,206
Income taxes payable	2,488,672	802,290
Total current liabilities	142,587,252	171,801,815
Long-term debt, less current portion	202,409,484	325,905,269
Deferred income taxes	12,013,799	24,125,829
Deferred grant income	4,200,929	6,109,406
Other liabilities	28,144,144	29,673,680
	$246,768,356	$385,814,184

	December 31,	September 30,
	2010	2011

		(Unaudited)
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2010 and September 30, 2011	$—	$—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 27,925,649 shares issued and 23,092,365 outstanding at December 31, 2010, 30,150,070 shares issued and 25,316,786 outstanding at September 30, 2011	2,793	3,015
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2010 and September 30, 2011	1,800	1,800
Additional paid-in capital	74,069,087	86,725,095
Retained earnings	126,609,101	153,088,094
Accumulated other comprehensive income	3,551,521	182,181
Less - treasury stock, at cost, 4,833,284 shares and 4,833,284 shares, respectively	(9,182,571)	(9,182,571)
Total stockholders' equity	195,051,731	230,817,614
	$584,407,339	$788,433,613

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended September 30,
	2010	2011
	(Unaudited)
Revenue:
Energy efficiency revenue	$147,863,350	$188,718,434
Renewable energy revenue	44,038,079	39,085,134
	191,901,429	227,803,568
Direct expenses:
Energy efficiency expenses	121,906,348	155,890,159
Renewable energy expenses	35,114,345	32,058,319
	157,020,693	187,948,478
Gross profit	34,880,736	39,855,090
Operating expenses:
Salaries and benefits	8,409,014	10,984,929
Project development costs	2,716,616	5,174,930
General, administrative and other	4,841,508	7,286,542
	15,967,138	23,446,401
Operating income	18,913,598	16,408,689
Other expenses, net	(2,010,030)	(1,359,913)
Income before provision for income taxes	16,903,568	15,048,776
Income tax provision	(4,862,651)	(2,690,196)
Net income	12,040,917	12,358,580
Other comprehensive income (loss):
Unrealized loss from interest rate hedge, net of tax	(746,087)	(1,775,890)
Foreign currency translation adjustment	879,842	(2,267,225)
Comprehensive income	$12,174,672	$8,315,465
Net income per share attributable to common shareholders:
Basic	$0.35	$0.29
Diluted	$0.28	$0.27
Weighted average common shares outstanding:
Basic	34,434,352	43,116,861
Diluted	43,445,391	46,308,032
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	17.6%	17.4%
Renewable energy revenue	20.3%	18.0%
Total	18.2%	17.5%
Operating expenses as a percent of revenue	8.3%	10.3%
Adjusted Earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA):
Operating income	$18,913,598	$16,408,689
Depreciation, amortization and impairment	4,796,021	4,022,951
Stock-based compensation	651,352	432,624
Adjusted EBITDA	$24,360,971	$20,864,264
Adjusted EBITDA margin	12.7%	9.2%
Construction backlog:
Awarded	$530,572,308	$782,358,080
Fully-contracted	592,745,083	438,003,732
Total construction backlog	$1,123,317,391	$1,220,361,812

Note: Awarded represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Nine Months Ended September 30,
	2010	2011
	(Unaudited)
Revenue:
Energy efficiency revenue	$323,578,578	$418,697,750
Renewable energy revenue	115,305,944	121,007,530
	438,884,522	539,705,280
Direct expenses:
Energy efficiency expenses	267,495,450	344,499,360
Renewable energy expenses	91,955,471	95,216,122
	359,450,921	439,715,482
Gross profit	79,433,601	99,989,798
Operating expenses:
Salaries and benefits	21,893,756	29,232,330
Project development costs	7,893,558	14,839,723
General, administrative and other	16,156,553	17,848,103
	45,943,867	61,920,156
Operating income	33,489,734	38,069,642
Other expenses, net	(4,082,417)	(3,248,919)
Income before provision for income taxes	29,407,317	34,820,723
Income tax provision	(8,381,084)	(8,341,730)
Net income	21,026,233	26,478,993
Other comprehensive income (loss):
Unrealized loss from interest rate hedge, net of tax	(2,297,667)	(1,991,877)
Foreign currency translation adjustment	689,797	(1,377,463)
Comprehensive income	$19,418,363	$23,109,653
Net income per share attributable to common shareholders:
Basic	$1.02	$0.63
Diluted	$0.53	$0.58
Weighted average common shares outstanding:
Basic	20,563,849	42,275,367
Diluted	39,513,507	45,377,104
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	17.3%	17.7%
Renewable energy revenue	20.3%	21.3%
Total	18.1%	18.5%
Operating expenses as a percent of revenue	10.5%	11.5%
Adjusted Earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA):
Operating income	$33,489,734	$38,069,642
Depreciation, amortization and impairment	8,858,265	9,555,286
Stock-based compensation	1,758,503	2,027,200
Adjusted EBITDA	$44,106,502	$49,652,128
Adjusted EBITDA margin	10.0%	9.2%

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2010	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$12,040,917	$12,358,580
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of project assets	4,206,992	2,676,004
Depreciation of property and equipment	589,029	845,947
Amortization of deferred financing fees	306,398	106,776
Amortization of intangible assets	—	501,000
Provision for bad debts	—	154
Stock-based compensation expense	651,352	432,624
Deferred income taxes	792,193	4,097,831
Excess tax benefits from stock-based compensation arrangements	—	(1,819,749)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	53,185,373	20,465,804
Accounts receivable	(21,103,490)	(45,257,456)
Accounts receivable retainage	(5,204,217)	(915,906)
Federal ESPC receivable	(51,833,048)	(21,910,697)
Inventory	23,790	439,704
Costs and estimated earnings in excess of billings	(8,859,603)	2,294,809
Prepaid expenses and other current assets	(1,817,278)	(1,149,248)
Project development costs	(872,942)	(1,383,993)
Other assets	4,560,707	(1,554,165)
Increase (decrease) in:
Accounts payable and accrued expenses and other accrued liabilities	25,940,748	38,898,718
Billings in excess of cost and estimated earnings	(1,341,379)	4,517,219
Other liabilities	337,826	(4,679,466)
Income taxes payable	(2,541,814)	1,352,618
Net cash provided by operating activities	9,061,554	10,317,108
Cash flows from investing activities:
Purchases of property and equipment	(877,781)	(863,145)
Purchases of project assets	(12,415,691)	(16,837,529)
Acquisitions, net of cash received	(6,138,941)	(60,953,588)
Net cash used in investing activities	(19,432,413)	(78,654,262)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	—	1,819,749
Payments of financing fees	(402,625)	(78,924)
Proceeds from exercises of options and issuance of stock	59,649,893	905,557
Proceeds from senior secured credit facility	(31,351,119)	41,571,429
Restricted cash	(1,137,175)	(1,136,862)
Repayment of subordinated debt	(2,998,750)	—
Payments on long-term debt	(5,755,902)	(1,444,018)
Net cash provided by financing activities	18,004,322	41,636,931
Effect of exchange rate changes on cash	498,142	(1,347,221)
Net increase (decrease) in cash and cash equivalents	8,131,605	(28,047,444)
Cash and cash equivalents, beginning of period	21,134,396	59,782,193
Cash and cash equivalents, end of period	$29,266,001	$31,734,749

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2010	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$21,026,233	$26,478,993
Adjustments to reconcile net income to cash used in operating activities:
Depreciation of project assets	7,623,850	7,126,617
Depreciation of property and equipment	1,234,415	1,927,669
Amortization of deferred financing fees	474,403	312,431
Amortization of intangible assets	—	501,000
Provision for bad debts	—	24,374
Write-down of long-term receivable	2,111,000	—
Unrealized loss on interest rate swaps	133,591	—
Stock-based compensation expense	1,758,503	2,027,200
Deferred income taxes	—	7,243,425
Excess tax benefits from stock-based compensation arrangements	—	(5,721,385)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	108,936,357	98,682,379
Accounts receivable	(24,037,153)	(57,839,917)
Accounts receivable retainage	(7,491,725)	(580,598)
Federal ESPC receivable	(110,522,731)	(95,550,030)
Inventory	(1,071,268)	(1,543,288)
Costs and estimated earnings in excess of billings	(16,660,465)	(8,600,351)
Prepaid expenses and other current assets	(5,518,403)	(1,812,750)
Project development costs	(790,904)	(623,548)
Other assets	6,582,019	(1,758,820)
Increase (decrease) in:
Accounts payable and accrued expenses and other accrued liabilities	6,749,903	15,041,335
Billings in excess of cost and estimated earnings	2,311,175	4,189,191
Other liabilities	1,702,081	97,928
Income taxes payable	(946,361)	(3,336,415)
Net cash used in operating activities	(6,395,480)	(13,714,560)
Cash flows from investing activities:
Purchases of property and equipment	(1,361,876)	(2,669,779)
Purchases of project assets	(24,783,062)	(31,558,420)
Grant awards received on project assets	—	6,695,711
Acquisitions, net of cash received	(6,138,941)	(60,953,588)
Net cash used in investing activities	(32,283,879)	(88,486,076)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	—	5,721,385
Payments of financing fees	(1,300,058)	(623,213)
Proceeds from exercises of options and issuance of stock	60,062,759	4,907,645
Repurchase of stock	(768,970)	—
Proceeds from senior secured credit facility	(19,915,218)	81,571,429
Proceeds from long-term debt financing	812,398	5,500,089
Restricted cash	(5,956,433)	(2,812,428)
Repayment of subordinated debt	(2,998,750)	—
Payments on long-term debt	(10,548,598)	(3,998,627)
Net cash provided by financing activities	19,387,130	90,266,280
Effect of exchange rate changes on cash	630,690	(1,021,916)
Net decrease in cash and cash equivalents	(18,661,539)	(12,956,272)
Cash and cash equivalents, beginning of year	47,927,540	44,691,021
Cash and cash equivalents, end of period	$29,266,001	$31,734,749

Exhibit A: Non-GAAP Financial Measures
Ameresco defines adjusted EBITDA as operating income before depreciation and impairment expense and share-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or any other measure of financial performance calculated and presented in accordance with GAAP.
The Company believes adjusted EBITDA is useful to investors in evaluating its operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing Ameresco's adjusted EBITDA in different historical periods, investors can evaluate its operating results without the additional variations of depreciation and amortization expense, and share-based compensation expense.
Ameresco's management uses adjusted EBITDA: as a measure of operating performance, because it does not include the impact of items that management does not consider indicative of our core operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of Ameresco's business strategies; and in communications with the board of directors and investors concerning Ameresco's financial performance.
The Company understands that, although measures similar to adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for GAAP operating income or an analysis of Ameresco's results of operations as reported under GAAP. Some of these limitations are: adjusted EBITDA does not reflect the Company's cash expenditures or future requirements for capital expenditures or other contractual commitments; adjusted EBITDA does not reflect changes in, or cash requirements for, Ameresco's working capital needs; adjusted EBITDA does not reflect stock-based compensation expense; adjusted EBITDA does not reflect cash requirements for income taxes; adjusted EBITDA does not reflect net interest income (expense); although depreciation, amortization and impairment are non-cash charges, the assets being depreciated, amortized or impaired will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for these replacements; and other companies in Ameresco's industry may calculate adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.
To properly and prudently evaluate Ameresco's business, the Company encourages investors to review its GAAP financial statements included above, and not to rely on any single financial measure to evaluate the business. Please refer to the above reconciliation of adjusted EBITDA to operating income, the most directly comparable GAAP measure.